Exhibit 99.3

LatAm Logistic Properties | Investor Day (March 19, 2024)

Good afternoon and welcome to the LatAm Logistic Properties Investor Day Presentation. I am Jennifer Carranza, head of Investor Relations for LatAm Logistic Properties. After the presentation is completed, we will open the call up for a question-and-answer session.

Before we get started, please take a moment to review the Disclaimer on Slides 2 & 3.

[PAUSE]

Now, I would like to turn the call over to Tom Hennessy, the Chairman and CEO of Two.

Tom

Slide 4

Thanks Jennifer. We are pleased to be here with you today to discuss the proposed business combination of TWO and LatAm Logistic Properties or LLP. I’m Tom Hennessy, and I serve as the CEO of Two and I’m joined by Esteban Saldarriaga, the CEO and Annette Fernandez, the CFO of LLP. Both Annette and Esteban bring more than 15 years of Latin American real estate experience and have been working together for over 6 years building LLP.

We have an exciting presentation for you today and look forward to answering your questions afterwards.

Slide 5

Before I turn it over to the LLP team, I’d like to take a few minutes to share our industrial real estate investment thesis which you can see described by the charts on slide 5.

We have spent a considerable amount of time studying industrial real estate because as the top left chart shows, industrial capital values have grown over 300% over the past 20 years. This is driven, in large part, by e-commerce, or the Amazon effect or in South America, the Mercado Libre effect, as shown on the top right. E-commerce relies on class A industrial logistics warehouses and sophisticated distribution operations, such as those offered by LLP. We believe this demand will continue to be a tailwind for industrial asset values.

On the bottom left, capital inflows follow macro tailwinds. For example, nearly 1 in 4 dollars is now being deployed into U.S. industrial real estate, up from 1 in 10 dollars, 15 years ago. In other words, industrial RE is taking significant market share from other real estate asset classes like office or retail. Finally, on the bottom right, we think industrial RE has a long runway and lots of room to grow.

Industrial rents remain a fraction of total supply chain costs at only 5%. Meaning rents can grow meaningfully without materially affecting the profit margins of tenants. Or said another way, class A properties, like those owned by LLP, that are well located and easily accessible from population centers can charge rental premiums.

The global industrial logistics opportunity is massive.

With that, I’m very pleased to turn the floor over to Esteban and Annette.

Esteban

Slide 6

Thank you very much, Tom.

●	Our company is a leading logistics real estate platform, and I have been involved with it almost since its inception back in 2015.

●	Allow me to start by defining who we are as a company.

●	LLP is a leading developer, owner, and manager of institutional quality, Class A industrial and logistics real estate in Central and South America.

●	LLP is one of the only institutional, and vertically integrated, industrial platforms operating across our region.

●	As a relevant reference, our portfolio assets look like the ones in this picture.

○	Here you can see one of our logistics parks in Colombia.

○	This is a big reason why the largest companies in the world choose us, as you’ll see later in the presentation.

Moving to slide 7.

Slide 7

●	From a 30-thousand-foot view, LLP is a full service, real estate operating company, catering to markets where we are aiming to be an international player at scale.

●	We have taken the time and effort to build a network that currently operates in three countries: Costa Rica, Colombia, and Peru. This is not easy to replicate, and we have internalized this process and made it second nature for us.

○	Roughly speaking, we have almost five million square feet (or half a million square meters) of operating gross leasable area, or GLA, and owned or controlled landbank that can take us up to seven million square feet.

○	Amid what others might perceive as a challenging backdrop, we have successfully reached approximately 36 million dollars of Net Operating Income under contract, in June 2023.

○	And, we have done so, achieving industry-leading occupancy metrics… built on the back of long-term leases, out of which almost 80%, are denominated in US dollars.

●	Why invest now in LLP?

○	The answer is that we believe our company is at an inflection point where, the macroeconomic effects from nearshoring and e-commerce are coupling with LLP’s established franchise… and this can be expanded to adjacent markets in the Americas, hand in hand with the growth of our tenants.

Slide 8

●	As you can see on slide 8, we have a meaningful track-record of performance. Our growth over the last few years speaks volumes to the embedded dynamics of the countries we operate in, which are deeply underserved and underpenetrated.

○	We have multiplied our occupied GLA by 2.5 times since 2019, equating to a compounded annual growth rate of approximately 30%, and in the same period we have almost tripled our NOI.

○	Let me highlight that most of our NOI is dollarized, and we want to manage our company to keep it that way.

○	Moreover, we are beginning to see the effects of economies of scale materialized in our growing EBITDA margins and progressive deleveraging, typical of a high-growth platform.

Slide 9

●	As we see on the next slide our new buildings are built to institutional specifications, both inside and outside, like what you can find in the most competitive U.S. markets.

○	We have the know-how and capabilities to develop high quality specs in a cost-effective way.

●	Everything we develop looks like this. Our spaces are characterized by:

○	Minimum clearing heights of 39 feet throughout the building.

○	Optimized column spacing to maximize racking layout.

○	Structures ready to incorporate systems that are compliant with the National Fire Protection Association guidelines.

○	Extra flat floors with high load capacities.

○	Energy-saving skylights.

○	And acoustic and thermal insulation on the roofs.

Slide 10

●	Moving on to the outside, we have several defining features.

○	While other mom-and-pop players seek to maximize land coverage, they do so at the expense of having ample truck courts, an adequate number of parking spaces and appropriate door-to-area ratios.

○	Important to note as well, we incorporate amenities for our tenants’ employees who work on site. This brings higher work satisfaction and lowers clients’ headcount turnover.

●	Let me point out that our space is full of optionality, since multiple types of users are suitable for any given space.

●	That is because our assets are core distributions centers, as opposed to highly specialized manufacturing facilities. From a risk-adjusted viewpoint, we think we can create a premium since our warehouses are not irreversibly, or uneconomically, customized to any single tenant.

●	So… what do these specifications mean for our clients: … it all comes down to efficiency. We can offer up to 67% more pallet positions per unit of GLA than existing warehouses in our markets.

●	The simple summary: lower real estate occupancy costs for any given volume of merchandise.

Slide 11

●	Moving over to the next page, we believe we are bringing a differentiated company to the public market landscape.

●	We compare favorably with other players in the industrial space in Latin America,

○	First, LLP is the only vertically integrated company with a multi-country footprint,

○	We have a keen focus on Class A logistics property, not specialized industrial or manufacturing buildings,

○	We bring local expertise but retain global access to capital as well as strong relationships with multinational tenants,

○	Fourth, we offer built-to-suit solutions that not only require development know-how, but also financial expertise.

○	Lastly, as a company of less than 30 employees in total, we are nimble with our speed to market capabilities and bring to bear the contractual sophistication present in more developed markets.

Slide 12

●	We are a market leader in the Central and South American region. As you can see on slide 12, LLP has leading KPIs when benchmarked against its industrial peers, coming out ahead in terms of i) pure logistics focus, ii) occupancy, iii) contract duration, and iv) average rental rates.

●	Also, we are in line with Mexican peers in terms of US dollar exposure, reaching almost 80% of our asset base.

●	All-in-all, Vesta is our closest comparable. We hold Vesta in very high regard, especially considering our shared history of having the same investor base. Jaguar, the capital behind LLP, was also an investor in Vesta from 2016 until recently and held a seat on Vesta’s board for several years.

Slide 13

●	And pivotal to those performance metrics, are LLP’s coveted tenant relationships, which include over 50 household names, major multinational corporations, and high-credit-quality regional champions.

○	We proudly house logistics for IKEA, Samsung, DHL, Expeditors, Cargill and other well- known names.

●	These clients see LLP as a differentiated value proposition, because we i) can serve them in multiple markets with a single point of contact, ii) offer the best available product and locations, and iii) provide expansion optionality within our network.

●	Our purpose is to truly partner with our clients for the long term, with high-level on-going service, and want to follow and grow with them as they expand in adjacent markets.

Slide 14

●	This leads me to my next point: At LLP, our aim is to maintain a well-balanced lease portfolio, carefully analyzed from various perspectives.

○	As you can see from the top right of slide 14, no single customer comprises more than 6% of our NOI.

○	On the bottom left, you can see that we strive for a balanced representation of underlying industries, including consumer goods companies, retailers, and 3PLs.

○	And, finally, in terms of lease expiration tenors, we wish to even out the benefits of cashflow predictability of long-term contracts, with the positive lease spreads we typically capture as we roll-over our shorter duration leases.

Slide 15

●	To give you an anecdotal example of what LLP can do and how our relationships travel across borders, let me mention two cases highlighted on slide 15.

○	Kuehne Nagel, the global transportation giant, had their operations in a sub-optimal facility in Peru and sought a more efficient and green-certified building for their operations in Colombia.

■	Given our capabilities and product quality, we were able to onboard them as a dual market customer for LLP. Moreover, the relationship has grown from its initial GLA requirement and has expanded within our parks.

○	Similarly, Natura, the Brazilian cosmetics and personal care company, requested high quality specs, elevated safety standards, and automation-ready warehouses in both Peru and Costa Rica.

●	In both cases, we were the only provider capable of delivering to their demanding standards and in two countries simultaneously.

●	As you can imagine, we aspire to have these types of clients expand even further within our ecosystem.

Shifting gears to our near- term business plan.

Slide 16

○	Through this transaction’s primary capital raise, we aspire to roughly double in size over the next few years.

○	We have multiple levers and avenues through which we can materialize our growth.

○	First, we expect to deliver in the next few months our pre-stabilized GLA, adding 40 – 50 thousand sqm.

○	As a second step, we have immediate growth visibility, thanks to our owned or controlled landbank, which provides an advantage versus other players.

○	Furthermore, as we roll out, our integrated team continues sourcing and feeding our development pipeline of future projects.

○	And lastly, by bolting-on strategic acquisitions in dollarized markets where our tenants have expansion plans, we have a line of sight on our expansion strategy.

○	In the longer term, we estimate that 60% of our growth will be organic, and 40% inorganic.

Slide 17

●	Now, related to our growth plan, let me expand on our landholdings and how they create an advantage over our competitors.

●	Importantly, we have a thoughtful approach for buying land and seek innovative approaches to reduce the attending carrying cost.

○	For example, we have pioneered with long-term land leases, to build modern logistics product adjacent to the Lima airport in Peru.

●	Also, due to LLP’s established track record and reputation, landowners proactively approach us, showing a willingness to engage in land contribution agreements.

○	This allows us to secure strategic positions with favorable financing conditions, creating the potential to enhance returns.

●	With this strategy, we can demonstrably propose alternatives to our clients and shorten go-to- market times.

○	As referenced earlier, we have owned and controlled a land bank that would allow for the development of around 2 million sq ft of GLA, and we’re constantly feeding that pipeline.

○	To illustrate, we have around 8 million sq ft of potential GLA under various stages of review, just in our current markets.

Slide 18

●	Turning to slide 18. We have a few simple but effective guiding principles for LLP’s geographic expansion strategy.

○	One, we want to follow our tenants in the markets where their respective businesses are growing.

○	Two, we want to favor markets with dollar denominated logistics leases, as is the case in Mexico, Ecuador, Central America, and the Caribbean.

■	For us, keeping a high dollar denominated asset base will remain paramount.

○	And lastly, we want to enter markets where we see a path to achieve a minimum scale of around one million square feet in about three years after entry.

To give you a sense of the team behind executing this strategy, please turn to slide 19.

Slide 19

●	We believe real estate is predominantly a local game.

●	Our team is composed of logistic real estate experts, native and based in their markets, with solid networks, and with a special commitment to serving customers through a long-term and sustainability lens.

○	The team we have today has a longstanding history working together, and our senior executives have been with the company essentially since its foundation.

Our team is backed by a Board committed to strong corporate governance and shareholders in Jaguar with exceptional experience in global Real Estate and Latin America in particular.

Slide 20

●	Through Jaguar’s involvement we have championed strong governance policies.

○	The majority of our directors are independent, and we have a well-defined framework for corporate decision-making.

●	Importantly as well, our controlling shareholder, before and after the proposed transaction, is and will be Jaguar Growth Partners, a global specialist in real estate operating platforms, with roots that go all the way back to Equity International.

○	Its partners and TWO’s management have a prior and established relationship, having known each other for many years.

With that, allow me to pass the presentation to our CFO, Annette Fernández.

Annette

●	Thanks Esteban

Slide 21 - Financial Highlights

●	This slide showcases LLP’s remarkable growth, increasing revenues and a proven track record in execution. Turning our land bank into production and stabilizing the construction have driven our success in growing revenues, NOI, and EBITDA, as well as achieving economies of scale of the platform.

●	NOI from 2020 to 2023 LLP grew a compounded annual growth rate of around 27% due to the stabilization of 215,000 square meters during this period. The growth in the stabilized portfolio will allow us to achieve in 2023 an estimated 40.1 million dollars in revenues and 33.9 million in NOI.

●	We continue to see a high demand for modern logistic real estate in the countries we operate. This high demand for modern logistic real estate is mainly driven by the continues growth in consumption, e- commerce, supply chain consolidation and flight to quality. As we approach 2024, LLP has high confidence and visibility in achieving 42.4 million dollars of NOI which represents a 25% increase from the NOI estimated for 2023. The increase in NOI in 2024 will be driven mainly by organic growth through the stabilization of our development platform and some acquisitions at the back end of the year. I want to point out that LLP annual growth track record have been an average of 25% over the last three years.

Slide 22

If we turn to slide 22, we show valuation benchmarking here based on 2023 and 2024 cap rates. LLP offers a compelling return relative to its peers evidenced by higher cap rates compared to the NYSE listed comps but lower than the median of the Mexican Bolsa listed companies – reflecting the company’s lower risk due to its expected NYSE listing where LLP will have greater access to liquidity and global investors.

Although LLP’s revenue growth and NOI outperform NYSE peers, the valuation of LLP is priced at a meaningful discount, allowing investors to participate in its future returns.

Turning the presentation back over to Esteban to bring you up to speed on some of the key updates since our last public presentation.

Esteban

Slide 23 Recent Company Updates

Slide 24

●	In October of 2023 we announced three new tenants including a Fortune 100, a leading Andean mass consumer product company and a Peruvian importer, marketer, and distributor.

●	Just yesterday we announced a landmark deal for LLP.

●	Altogether we added over 656 square feet of leased space with lease tenors ranging from 5 to 10 years. Occupancy now exceeds 99% of our multi-country portfolio.

●	We are particularly proud of the landmark lease arrangement announced yesterday with a Fortune 100 company that represents the highest value contract signed by LLP to date of over $43 million over the lease term.

●	These new leases represent the continued realization of LLP’s well-established strategy of providing modern, world-class logistic properties to meet the needs of major multi-national tenants.

Slide 25

●	We’ve also made strong progress in increasing our liquidity position by successfully closing a credit facility for over $107 million, allowing us to extinguish higher rate debt.

●	For information on additional credit facilities, please see our F-4.

●	In addition, in December we announced the sale of a warehouse facility in Colombia to Bancolombia. This transaction exemplifies our capability not just in developing and managing highly desirable, top-tier logistic properties, but also in adeptly maximizing our portfolio’s value through strategic sales when opportune.

●	As part of the transaction, we will provide property management services to Bancolombia. This is the beginning of a long-term partnership that will allow us to expand these services as we grow our platform and continue to build out our fully integrated offerings in the logistics property asset class.

Before wrapping up and moving to Q&A, I’d like to summarize for you why we believe LLP presents a compelling investment opportunity.

Slide 26 Investment Thesis

●	Latam Logistic Properties is the leading developer, owner, and manager of institutional quality, Class A industrial and logistics real estate in Central and South America.

●	Our OPERATING MODEL is the only vertically integrated logistics operator across multiple markets.

●	We are a proven market leader with coveted multinational, investment grade tenants.

●	We have an attainable business plan with long-term lease contracts which is anchored by a robust competitive advantage through an existing landbank, tenant pipeline and operating expertise.

●	Our financial profile includes predictable cash flows, proven profit margins and unit economics.

●	And finally, we have a team with a long-standing track record in the logistics property asset class, that has worked together, and is backed by highly experienced investors and a Board operating under a strong corporate governance framework.

Thank you for your time and I will now open our Q&A session.